Exhibit 99.1

Maxar Technologies Announces Launch of $1.250 Billion Senior Secured Notes Offering

Westminster, CO, – November 4, 2019  – Maxar Technologies (NYSE:MAXR) (TSX:MAXR),  a trusted partner and innovator in Earth Intelligence and Space Infrastructure,  today announced the commencement of a private offering of $1.250 billion aggregate principal amount of senior secured notes due 2023. The notes will be senior, first-priority secured obligations of the Company initially guaranteed on a senior, first-priority secured basis by the Company’s subsidiaries that are guarantors under its existing syndicated credit facility.

Proceeds from the notes are expected to be used to repay all of the borrowings that were outstanding as of September 30, 2019 under the Company’s revolving credit facility, and term loans A-1 and A-2, each under the Company’s existing syndicated credit facility, and to pay certain fees and expenses related to the offering of the notes, the use of proceeds therefrom, and an amendment of the syndicated credit facility. The Company intends to use any remaining proceeds for working capital needs, capital expenditures and other general corporate purposes.

The notes and the guarantees have not been and will not be registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes and the guarantees will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on the exception from registration set forth in Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, and shall not constitute an offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

The operations of DigitalGlobe, SSL and Radiant Solutions were unified under the Maxar brand in February; MDA continues to operate as an independent business unit within the Maxar organization.

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 5,800 team members in 30 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com